       1                                   EXHIBIT 10 (r)

                         AMENDMENT TO
                   GRANTOR TRUST AGREEMENT


          THIS AGREEMENT, made as of October 11, 1994, by and between THE BANK OF NEW YORK COMPANY, INC., a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee"),
                    W I T N E S S E T H :
          WHEREAS, the Company and the Trustee entered into a Grantor Trust Agreement dated as of November 16, 1993 (the "Agreement"); and
          WHEREAS, Article TWELFTH of the Agreement provides that the Company may amend the Agreement; and
          WHEREAS, the Company desires to amend the Agreement in a certain respect;
          NOW, THEREFORE, the Company and the Trustee agree that the Agreement is amended, effective as of October 11, 1994, by amending Article FIRST in its entirety to read as follows:
          FIRST:    Definition of Change in Control.  For
       purposes of this Agreement, a "Change in Control" shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board of Directors of the Company as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board of Directors of the Company or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.

          Notwithstanding the foregoing, for purposes of this Agreement, the Trustee shall not be deemed to have knowledge that a Change in Control has occurred until it has received written notice thereof from the Company or a Covered Participant.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

                         THE BANK OF NEW YORK COMPANY, INC.



                         By \s\ Deno D. Papageorge
                              Senior Executive Vice President

  ATTEST:

  \s\ Jacqueline McSwiggan



                         UNITED STATES TRUST COMPANY
                           OF NEW YORK



                         By \s\ Martha C. Dyer
                                   Vice President
  ATTEST:

  \s\ William H. Schroder
   Senior Vice President